UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Section 240.14a-12

Payoneer Global Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT OF PAYONEER GLOBAL INC.

EXPLANATORY NOTE

On June 10, 2025, Payoneer Global Inc. (the “Company”) distributed a press release announcing that the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), held on Tuesday, June 10, 2025, has been adjourned to Monday, June 16, 2025, at 8:30 a.m. (Eastern Time) with respect to Proposals 4 and 5 set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2025 (the “Proxy Statement”), to allow additional time for stockholders to submit proxies on Proposals 4 and 5. The polls for all of the other proposals presented at the Annual Meeting are now closed and the Company will announce those vote results in a Current Report on Form 8-K to be filed with the SEC.

On Monday, June 16, 2025, at 8:30 a.m. (Eastern Time), the Annual Meeting will be reconvened with respect to only Proposals 4 and 5 virtually at www.virtualshareholdermeeting.com/PAYO2025. Stockholders may attend the reconvened annual meeting using the same method as the Annual Meeting, and the record date is unchanged.

Stockholders may cast their votes on Proposals 4 and 5 using the original proxy cards or voting instruction forms they received for the Annual Meeting, in the same manner as set forth in the Proxy Statement. Stockholders who have previously submitted their proxies to have their shares voted on all matters, or otherwise voted on Proposals 4 and 5 and who do not want to change their vote do not need to take any further actions.

During this adjournment, the Company will continue to solicit votes from its stockholders with respect to Proposals 4 and 5. This filing supplements the Proxy Statement filed with the SEC on April 28, 2025.